EXHIBIT 10.11

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This is Amendment No. 1 (this “Amendment”), dated as of September 18, 2007 (the “Effective Date”), to the Employment Agreement, dated as of September 29, 2006 (the “Agreement”), between Cliff Plumer (“Employee”) and Digital Domain, Inc. (the “Company”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Expenses and Benefits. Section 5 of the Agreement shall be amended, effective as of the Effective Date, by inserting the following paragraph after Paragraph (f) thereto:

“(g)  The Company shall reimburse Employee for reasonable travel expenses incurred by Employee with respect to his regular weekly commute between San Francisco/Oakland and Los Angeles, e.g., economy class airfare, taxi fees and/or parking charges.”

2. Conditional Stock Option Acceleration. Notwithstanding any terms to the contrary in Section 4(c) of the Agreement, if the Term of the Agreement is mutually extended for an additional period of one year commencing on the second anniversary of the Commencement Date (the “Second Anniversary”) and ending on September 29, 2009 (in accordance with the terms of Section 2 of the Agreement), then that portion of the Option which has not vested as of the Second Anniversary shall immediately vest on the date that is two (2) years after the grant date of that portion of the Option. Without derogating from the generality of the foregoing and for the avoidance of doubt, the parties may also agree to so extend the Term by a writing signed and mutually delivered by the parties any time prior to the date which is one hundred twenty (120) days prior to the Second Anniversary.

3. Miscellaneous. It is the express intention of the parties hereto to ratify and reaffirm the terms and conditions of the Agreement, as amended concurrently herewith. Except as amended hereby, the Agreement shall remain unmodified and in full force and effect. In the event of any inconsistency between the provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment shall prevail. This Amendment may be executed in counterparts and delivered by facsimile.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Employment Agreement to be executed as of the Effective Date.

By:__________________________________ CLIFF PLUMER	DIGITAL DOMAIN, INC. By:__________________________________ Its: __________________________________